Exhibit 5(a)


                                November 2, 1999


Board of Directors
K-V Pharmaceutical Company
2503 South Hanley Road
St. Louis, Missouri 63144

         Re: Registration Statement on Form S-3 for Resale of 259,110 Shares of Class A Common Stock

Gentlemen:

         We have acted as counsel for K-V Pharmaceutical Company, a Delaware corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the sale by certain stockholders of the Company of up to 259,110 shares of the Class A common stock of the Company, $0.01 par value per share (the "Shares"), as described in the Registration Statement.

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Registration Statement, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and resolutions adopted by the Board of Directors of the Company relating to the original issuance of the Shares in connection with an acquisition by the Company completed August 2, 1999. In delivering this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.

         Based solely on the foregoing, the undersigned is of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and related Prospectus in the section of the Prospectus entitled "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or other developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                           Very truly yours,

                                           /s/ Gallop, Johnson & Neuman, L.C.

                                           GALLOP, JOHNSON & NEUMAN, L.C.